Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and John Lacik, an individual currently residing in Weatherford, Texas (“Employee”), effective as of the 1st day of June 2006 (the “Amendment Effective Date”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement effective as of  May 1, 2005, as amended by  First Amendment to Employment Agreement dated effective as of May 1, 2005 (as amended, the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THERFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee do hereby agree to amend, alter, modify and change the Agreement prospectively, as of the Amendment Effective Date as follows:

Section 1. Employment. shall be deleted in its entirety and the following substituted in place and in lieu thereof:

1.                                       Employment. The Company hereby employs Employee in the capacity of Senior Vice President - Operations, and Employee hereby agrees to accept such employment by the Company, upon the terms and conditions stated in this Agreement.

 Section 4. (a) Base Salary. shall be deleted in its entirety and the following substituted in place and in lieu thereof:

(a)                                                                                  Base Salary:  The Company shall pay Employee for his services a base salary, on an annualized basis, of $82,000.00 (Eighty Two Thousand Dollars) per annum for the period from the Effective Date through May 31, 2006 and a base salary, on an annualized basis of $200,000.00 (Two Hundred Thousand Dollars) per annum for the period beginning on June 1, 2006, which salary shall be payable by the Company in substantially equal installments on the Company’s normal payroll dates. All applicable taxes on the base salary will be withheld in accordance with applicable federal, state and local taxation guidelines.

Except as specifically amended, altered, modified and changed hereby and heretofore, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Agreement effective as of the Amendment Effective Date.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

EMPLOYEE:

/s/ John Lacik
John Lacik